Exhibit 10.2

MUTUAL WRITTEN CONSENT TO TERMINATE PURCHASE AND SALE AGREEMENT

This Mutual Written Consent to Terminate Purchase and Sale Agreement (this “Termination”) entered into this 11th day of September, 2017, is by and among Sanchez Energy Corporation, a Delaware corporation (“SN”), SN Terminal, LLC, a Delaware limited liability company (“Seller” and, together with SN, the “SN Parties”), and Sanchez Midstream Partners LP (f/k/a Sanchez Production Partners LP), a Delaware limited partnership (“Buyer”).  The above-named entities are sometimes referred to in this Termination each as a “Party” and collectively as the “Parties.”

RECITALS

A.

The Parties entered into that certain Purchase and Sale Agreement dated October 6, 2016, related to the option to grant and acquire certain right, title and interest in and to a ground lease for a tract of land located in Calhoun County, Texas and other related matters (the “Purchase Agreement”).

B.	Buyer and the SN Parties desire to terminate the Purchase Agreement as set forth herein.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 10.1(a) of the Purchase Agreement, Buyer and the SN Parties hereby agree to terminate the Purchase Agreement by mutual written consent effective as of the date hereof.

Except for the provisions of Article X (Termination), Article XII (Miscellaneous) and Article XIII (Interpretation) of the Purchase Agreement, which shall remain unchanged and in full force and effect, all other rights and obligations of the Parties under the Purchase Agreement are hereby terminated without any liability of any Party to any other Party, provided, however, termination of the Purchase Agreement will not affect any liability of either Party for any breach of the Purchase Agreement prior to termination, or any breach at any time of the provisions of Article X, Article XII and Article XIII of the Purchase Agreement surviving termination.

This Termination may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

Except as expressly set forth herein, this Termination supersedes any previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter.  This Termination contains the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Termination.

[Signature page follows]

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have executed and delivered this Termination as of the date first written above.

SN:

SANCHEZ ENERGY CORPORATION

By:	/s/ John Happ
Name: John Happ
Title: Senior Vice President, Marketing & Midstream

SELLER:

SN TERMINAL, LLC

By:	/s/ John Happ
Name: John Happ
Title: Senior Vice President, Marketing & Midstream

BUYER:

SANCHEZ MIDSTREAM PARTNERS LP

BY:	SANCHEZ MIDSTREAM PARTNERS GP LLC, its general partner

By:	/s/ Gerald Willinger
Name: Gerald Willinger
Title: Chief Executive Officer

Signature Page to Mutual Written Consent to Terminate Purchase and Sale Agreement